EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Hauppauge Digital Inc.
Hauppauge, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Hauppauge Digital Inc. and subsidiaries (the "Company") on Form S-8 of our report dated December 10, 1999 relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1999.


                                        /s/ BDO Seidman, LLP
                                        ----------------------------
                                        BDO Seidman, LLP
                                        Certified Public Accountants


Dated:    Melville, New York
          September 25, 2000